Exhibit 99.1

Fox Factory Holding Corp. Announces Third Quarter 2018 Financial Results

Third Quarter 2018 Sales Increased 38.0% to a Record $175.8 Million
Gross Margin Increased 100 Basis Points to 34.4%
Achieves Record Earnings per Diluted Share of $0.62 and Record Adjusted Earnings per Diluted Share of $0.72
Company Raises Fiscal 2018 Guidance

SCOTTS VALLEY, California - October 31, 2018 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the third quarter ended September 28, 2018.

Third Quarter Fiscal 2018 Highlights

•	Sales increased 38.0% to $175.8 million compared to $127.4 million in the same period last fiscal year

•	Gross margin increased 100 basis points to 34.4% compared to 33.4% in the same period last fiscal year

•
Net income attributable to FOX stockholders was $24.3 million, or 13.8% of sales and $0.62 of earnings per diluted share, compared to $16.1 million, or 12.6% of sales and $0.41 of earnings per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was $28.1 million, or $0.72 of adjusted earnings per diluted share, compared to $18.0 million, or $0.46 of adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $39.3 million, or 22.4% of sales, compared to $27.0 million, or 21.2% of sales in the same period last fiscal year

“Our differentiated powered vehicle and bike market positions fueled broad-based strength across our product portfolio, resulting in record sales and profitability,” commented Larry L. Enterline, FOX's Chief Executive Officer. “We are pleased with our team’s continued execution as we further expand into new and existing end markets building upon our powered vehicle and core bike category capabilities with compelling product innovation. We believe we remain well positioned for future growth and based on these strong operational and financial results as well as our outlook for the remainder of the year, we are raising our annual guidance.”
Sales for the third quarter of fiscal 2018 were $175.8 million, an increase of 38.0% as compared to sales of $127.4 million in the third quarter of fiscal 2017. This increase reflects a 56.6% increase in Powered Vehicle Group sales and a 21.1% increase in sales in our Specialty Sports Group, formerly referred to as the Bike Group. The increase in sales across our markets was primarily due to the continued success of the Company’s product line up, particularly in the OEM channel, as well as the inclusion of sales from our Tuscany acquisition.
Gross margin was 34.4% for the third quarter of fiscal 2018, a 100 basis point increase from gross margin of 33.4% in the third quarter of fiscal 2017. The improvement in gross margin was primarily due to increased operating leverage on higher volume and improved manufacturing efficiencies.
Total operating expenses were $29.1 million for the third quarter of fiscal 2018 compared to $22.2 million in the third quarter of fiscal 2017. The increase in operating expenses is primarily a result of inclusion of the Company’s Tuscany subsidiary, higher amortization expense on acquired intangible assets, higher patent litigation-related expenses, and investments in research and development to support future growth.

As a percentage of sales, operating expenses were 16.6% for the third quarter of fiscal 2018 compared to 17.4% in the third quarter of fiscal 2017. Non-GAAP operating expenses were $25.1 million, or 14.3% of sales in the third quarter of fiscal 2018 compared to $19.8 million, or 15.5% of sales, in the third quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 19.0% in the third quarter of fiscal 2018, compared to 19.5% in the third quarter of fiscal 2017, resulting in $5.8 million and $3.9 million of tax expense in the respective quarters. The decrease in the effective tax rate was primarily due to the reduction in the US tax rate and an increase of $0.9 million in excess benefits related to the vesting of RSUs and the exercising of stock options, partially offset by $1.4 million related to the loss of deductibility of certain elements of executive compensation as a result of recent IRS guidance on the implementation of US tax reform and foreign withholding taxes.
Net income attributable to FOX stockholders in the third quarter of fiscal 2018 was $24.3 million, compared to $16.1 million in the third quarter of the prior fiscal year. Earnings per diluted share for the third quarter of fiscal 2018 was $0.62, compared to earnings per diluted share of $0.41 for the third quarter of fiscal 2017.
    Adjusted EBITDA in the third quarter of fiscal 2018 was $39.3 million, compared to $27.0 million in the third quarter of fiscal 2017. Adjusted EBITDA margin in the third quarter of fiscal 2018 was 22.4%, compared to 21.2% in the third quarter of fiscal 2017. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Non-GAAP adjusted net income was $28.1 million, or $0.72 of adjusted earnings per diluted share, compared to adjusted net income of $18.0 million, or $0.46 of adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.

First Nine Months Fiscal Year 2018 Results
Sales for the nine months ended September 28, 2018, were $462.4 million, an increase of 30.4% compared to the same period in 2017. Sales in our Power Vehicle Group and Specialty Sports Group increased 46.0% and 15.9%, respectively, for the first nine months of 2018 compared to the prior year period.
Gross margin was 33.4% in the first nine months of fiscal 2018, a 90 basis point increase, compared to gross margin of 32.5% in the first nine months of fiscal 2017. The year-to-date gross margin improved primarily due to increased operating leverage on higher volume and improved manufacturing efficiencies.
Pre-tax income in the first nine months of fiscal 2018 was $68.9 million, compared to $49.0 million in the first nine months of fiscal 2017. Adjusted EBITDA increased to $94.8 million in the first nine months of fiscal 2018, compared to $70.2 million in the first nine months of fiscal 2017. Adjusted EBITDA margin in the first nine months of fiscal 2018 was 20.5%, compared to 19.8% in the first nine months of fiscal 2017. Reconciliations of pre-tax income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.
Net income attributable to FOX stockholders in the first nine months of fiscal 2018 was $63.9 million, compared to $40.3 million in the first nine months of the prior year. Earnings per diluted share for the first nine months of fiscal 2018 was $1.64, compared to $1.04 in the same period of fiscal 2017. Non-GAAP adjusted net income was $64.2 million, or $1.65 of adjusted earnings per diluted share, compared to $46.6 million, or $1.20 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.

Balance Sheet Highlights
As of September 28, 2018, the Company had cash and cash equivalents of $32.8 million compared to $35.9 million as of December 29, 2017. Total debt was $59.4 million, compared to $98.6 million as of December 29, 2017, reflecting pay down of debt incurred in connection with the Company’s 2017 acquisition of Tuscany. Inventory was $104.8 million as of September 28, 2018, compared to $84.8 million as of December 29, 2017. As of September 28, 2018, accounts receivable and accounts payable were $84.9 million and $75.8 million, respectively, compared to December 29, 2017 balances of $61.1 million and $40.8 million, respectively. The changes in inventory, accounts receivable, and accounts payable are primarily attributable to business growth and the Company’s normal seasonality.

Fiscal 2018 Guidance
For the fourth quarter of fiscal 2018, the Company expects sales in the range of $148 million to $158 million and non-GAAP adjusted earnings per diluted share in the range of $0.50 to $0.56.
For the full fiscal year 2018, the Company expects sales in the range of $610 million to $620 million and non-GAAP adjusted earnings per diluted share in the range of $2.15 to $2.21. The Company’s full year 2018 guidance assumes a non-GAAP tax rate between 17% and 18%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition-related compensation expense, certain acquisition-related adjustments and expenses, litigation-related expenses, offering expenses, and costs related to tax restructuring initiatives. Additionally, non-GAAP adjusted earnings per diluted share excludes the 2018 tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the third quarter and full fiscal year 2018 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.

Announces Operations Expansion
FOX also announced today in a separate press release that it has agreed to purchase a 23-acre site in Hall County, Georgia to diversify its manufacturing platform and provide additional long-term capacity to support growth in its Powered Vehicles Group. FOX also plans to relocate its corporate headquarters from Scotts Valley, California to its existing offices in Georgia by the end of the year. Additionally, FOX plans to relocate its aftermarket bike products distribution, sales, and service operations from Watsonville and Scotts Valley, California to Reno, Nevada to better serve its customers.

Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13684064. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense, costs of its secondary and shelf offerings, acquisition-related operating expenses, litigation-related costs, and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense, costs of its secondary and shelf offerings, acquisition-related expenses, litigation-related costs, and costs related to tax restructuring initiatives, all net of applicable tax, as well as tax impacts arising from the settlement of audit and the recognition of related tax positions and tax reform legislation impacts. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition-related compensation expense, litigation-related costs, and certain other acquisition-related costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	September 28,	December 29,
	2018	2017

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,832	$35,947
Accounts receivable (net of allowances of $848 and $676 at September 28, 2018 and December 29, 2017, respectively)	84,867	61,060
Inventory	104,831	84,841
Prepaids and other current assets	20,661	21,100
Total current assets	243,191	202,948
Property, plant and equipment, net	57,471	43,636
Deferred tax assets	8,674	2,669
Goodwill	88,659	88,438
Intangibles, net	85,474	90,044
Other assets	405	551
Total assets	$483,874	$428,286
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$75,802	$40,813
Accrued expenses	32,955	32,608
Reserve for uncertain tax positions	1,540	7,787
Current portion of long-term debt	5,514	5,038
Total current liabilities	115,811	86,246
Line of credit	—	35,585
Long-term debt, less current portion	53,883	58,020
Deferred rent	514	645
Total liabilities	170,208	180,496
Redeemable non-controlling interest	14,852	12,955
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of September 28, 2018 and December 29, 2017	—	—
Common stock, $0.001 par value — 90,000 authorized; 38,878 shares issued and 37,988 outstanding as of September 28, 2018; 38,497 shares issued and 37,607 outstanding as of December 29, 2017	38	38
Additional paid-in capital	113,599	112,793
Treasury stock, at cost; 890 common shares as of September 28, 2018 and December 29, 2017	(13,754)	(13,754)
Accumulated other comprehensive loss	(620)	(168)
Retained earnings	199,551	135,926
Total stockholders’ equity	298,814	234,835
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$483,874	$428,286

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the nine months ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Sales	$175,798	$127,399	$462,415	$354,540
Cost of sales	115,312	84,802	307,872	239,172
Gross profit	60,486	42,597	154,543	115,368
Operating expenses:
Sales and marketing	9,606	6,914	28,142	20,574
Research and development	6,765	5,547	19,019	15,011
General and administrative	11,164	9,061	31,137	25,263
Amortization of purchased intangibles	1,499	697	4,567	2,089
Fair value adjustment of contingent consideration and acquisition-related compensation	—	—	—	1,447
Total operating expenses	29,034	22,219	82,865	64,384
Income from operations	31,452	20,378	71,678	50,984
Other expense, net:
Interest expense	748	602	2,379	1,696
Other expense (income)	180	(181)	380	285
Other expense, net	928	421	2,759	1,981
Income before income taxes	30,524	19,957	68,919	49,003
Provision for income taxes	5,788	3,885	3,919	8,677
Net income	24,736	16,072	65,000	40,326
Less: net income attributable to non-controlling interest	424	—	1,094	—
Net income attributable to FOX stockholders	$24,312	$16,072	$63,906	$40,326
Earnings per share:
Basic	$0.64	$0.43	$1.69	$1.08
Diluted	$0.62	$0.41	$1.64	$1.04
Weighted average shares used to compute earnings per share:
Basic	37,886	37,474	37,743	37,312
Diluted	39,052	38,817	38,913	38,700

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and nine months ended September 28, 2018 and September 29, 2017. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net income attributable to FOX stockholders	$24,312	$16,072	$63,906	$40,326
Amortization of purchased intangibles	1,499	697	4,567	2,089
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	1,447
Patent litigation-related expenses	1,979	1,333	5,923	3,170
Other acquisition and integration-related expenses (2)	329	403	791	821
Offering expense (3)	—	—	—	113
Tax reform implementation costs (4)	84	—	299	—
Settlement of audit and recognition of tax position (5)	—	—	(9,838)	—
Tax reform legislation impacts (6)	552	—	708	—
Tax impacts of reconciling items above (7)	(628)	(541)	(2,194)	(1,352)
Non-GAAP adjusted net income	$28,127	$17,964	$64,162	$46,614

Non-GAAP adjusted EPS
Basic	$0.74	$0.48	$1.70	$1.25
Diluted	$0.72	$0.46	$1.65	$1.20

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,886	37,474	37,743	37,312
Diluted	39,052	38,817	38,913	38,700
(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended		For the nine months ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Amortization or accrual of purchase price classified as compensation expense	$—	$—	$—	$1,597
Periodic revaluation of Sport Truck contingent consideration	—	—	—	(150)
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$1,447

(2) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations of $329 and $403, and $791 and $821, for the three and nine months ended September 28, 2018 and September 29, 2017, respectively.
(3) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.

(4) Represents costs and expenses of $84 and $299 incurred during the three and nine month period ended September 28, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(5) Recognition of tax positions related to the deductibility of depreciation and amortization as a result of favorable closure of the 2015 IRS audit. Depreciation and amortization arose from Compass’ 2008 acquisition of the Company.
(6) Reflects adjustments related to refinement of calculations related to implementation of tax reform legislation.
(7) Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and certain tax reform legislation impacts.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and nine months ended September 28, 2018 and September 29, 2017. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net income	$24,736	$16,072	$65,000	$40,326
Provision for income taxes	5,788	3,885	3,919	8,677
Depreciation and amortization	3,682	2,545	10,461	7,098
Non-cash stock based compensation	1,818	2,311	5,649	6,600
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	1,447
Patent litigation-related expenses	1,979	1,333	5,923	3,170
Other acquisition and integration-related expenses (2)	329	403	791	821
Offering expense (3)	—	—	—	113
Tax reform implementation costs (4)	84	—	299	—
Other expense, net	928	421	2,759	1,981
Adjusted EBITDA	$39,344	$26,970	$94,801	$70,233

Net Income Margin	14.1%	12.6%	14.1%	11.4%

Adjusted EBITDA Margin	22.4%	21.2%	20.5%	19.8%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the nine months ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Purchase price classified as compensation expense	$—	$—	$—	$1,597
Revaluation of Sport Truck contingent consideration	—	—		(150)
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$1,447

(2) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations of $329 and $403, and $791 and $821, for the three and nine months ended September 28, 2018 and September 29, 2017, respectively.
(3) Represents costs and expenses of $113 incurred related to the secondary offering of common stock completed in March 2017.
(4) Represents costs and expenses of $84 and $299 incurred during the three and nine month period ended September 28, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and nine months ended September 28, 2018 and September 29, 2017. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Sales	$175,798	$127,399	$462,415	$354,540

Operating Expense	$29,034	$22,219	$82,865	$64,384
Amortization of purchased intangibles	(1,499)	(697)	(4,567)	(2,089)
Fair value adjustment of contingent consideration and acquisition-related compensation (1)	—	—	—	(1,447)
Patent litigation-related expenses	(1,979)	(1,333)	(5,923)	(3,170)
Tax reform implementation costs (2)	(84)	—	(299)	—
Other acquisition and integration-related expenses (3)	(329)	(403)	(791)	(821)
Offering expense (4)	—	—	—	(113)
Non-GAAP operating expense	$25,143	$19,786	$71,285	$56,744

Operating expense as a percentage of sales	16.5%	17.4%	17.9%	18.2%

Non-GAAP operating expense as a percentage of sales	14.3%	15.5%	15.4%	16.0%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the nine months ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Purchase price classified as compensation expense	$—	$—	$—	$(1,597)
Revaluation of Sport Truck contingent consideration	—	—	—	150
Fair value adjustment of contingent consideration and acquisition-related compensation	$—	$—	$—	$(1,447)

(2) Represents costs and expenses of $84 and $299 incurred during the three and nine month period ended September 28, 2018 in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(3) Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations of $329 and $403, and $791 and $821, for the three and nine months ended September 28, 2018 and September 29, 2017, respectively.
(4) Represents costs and expenses of $113 incurred related to the secondary offerings of common stock completed in March 2017.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in tariffs, quotas, trade barriers and other similar restrictions on sales; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; the outcome of pending litigation; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com